As filed with the Securities and Exchange Commission on April 11, 2000.
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                              CYTOGEN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                               22-2322400
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                         600 College Road East CN 5308
                        Princeton, New Jersey 08540-5308
                                 (609) 750-8200
(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)
                           Donald F. Crane, Jr. Esq.
                       Vice President and General Counsel
                              Cytogen Corporation
                         600 College Road East CN 5308
                       Princeton, NJ 08540 (609) 750-8200
(Name, address including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   Copies to:
                            James J. Marino, Esquire
                             Dechert Price & Rhoads
                     997 Lenox Drive, Building 3, Suite 210
                        Lawrenceville, New Jersey 08648
                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.
    ---
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                        ---
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                           ---
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                       ---
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                               ---

                                        CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                           Proposed maximum      Proposed maximum
  Title of each class of                   Amount to be        offering         aggregate offering       Amount of
securities to be registered                 registered      price per unit(1)          price         registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      1,086,394           $8.53               $9,268,570            $2,577
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on April 7, 2000, as reported on the Nasdaq National Market.
                               ------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus in not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PROSPECTUS                           Subject to Completion, dated April __, 2000
--------------------------------------------------------------------------------

                              CYTOGEN CORPORATION

                        1,086,394 Shares of Common Stock

We are registering our common stock for resale by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed on the Nasdaq National Market under the symbol "CYTO." On April 7, 2000, the last reported sales price for our common stock was $8.19 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider certain "Risk factors" in determining whether to buy any of our common stock. See page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is April , 2000.

                              CYTOGEN CORPORATION

     Cytogen is an established biopharmaceutical company with two principal lines of business, proteomics and oncology. We are extending our expertise in antibodies and molecular recognition to the development of new products and a proteomics-driven drug discovery platform. We have established a pipeline of product candidates based upon our proprietary antibody and prostate specific membrane antigen, or PSMA, technologies. We are also developing a proprietary protein pathway database as a drug discovery and development tool for the pharmaceutical and biotechnology industries.

     Our cancer management franchise currently comprises three marketed FDA-approved products: ProstaScint, used to image the extent and spread of prostate cancer; OncoScint CR/OV, marketed as a diagnostic imaging agent for colorectal and ovarian cancer and Quadramet, marketed for the relief of cancer-related bone pain. We are extending our cancer pipeline by exploiting PSMA, which we exclusively licensed from Memorial Sloan- Kettering Cancer Center. PSMA is a unique antigen highly expressed in prostate cancer cells and in the neovasculature of a variety of other solid tumors, including breast, lung and colon. We are developing our PSMA technology as part of our approach to offering a full range of prostate cancer management products and services throughout the progression of the disease, including gene-based immunotherapy vaccines, antibody-delivered therapeutic compounds and novel assays for detection of primary prostate cancer. We also plan to apply our PSMA technology, including therapeutics and in vitro diagnostics, toward other types of cancer based upon our experience in prostate cancer. Our in vivo immunotherapeutic development program is being conducted in collaboration with Progenics Pharmaceuticals, Inc.

     Proteomics is the study of the expression and interaction of proteins. Genomics is the study and identification of an organism's genetic makeup. While genomics provides important information regarding genetic makeup, it does not directly provide information regarding protein functions or protein interactions. However, genomics data can prove useful in proteomics research as a source of obtaining complete protein sequences of ligands we have identified. Public availability of this genomics information allows for effective integration in our database of public and proprietary information. We recognized in our past research that the key to understanding or developing the means to intervene in diseases was primarily based on understanding protein interactions rather than only through the use or study of genomics. We undertook this approach on our own initiative and with our own funds. Our proteomics program, under development by our subsidiary, AxCell Biosciences Corporation, is focused on the identification of protein interaction and signaling pathways within cells as relating to disease processes.

     We utilize our proprietary proteomics technology to map selective protein-protein interactions and to develop a database, called the Inter-Functional Proteomic Database, or IFP Database, which includes data relating to protein signaling pathways linked to a variety of other bioinformatic data. The IFP Database is designed to permit customers to integrate existing databases, both public and proprietary, with our proprietary data to create a `virtual laboratory' on the computer desktop of researchers involved in drug discovery. We believe this database has significant potential commercial value to the pharmaceutical and biotechnology industries as a means of expediting drug target identification, validation, screen development and lead compound optimization faster and cheaper than with current methodologies. These proprietary technologies are designed to provide a platform from which we can quickly and cost-effectively determine protein-protein interactions and build pathways of intracellular signaling data. Our IFP Database also offers a consolidated platform to enable statistical and mathematical modeling of complex protein pathways.

     Our executive offices are located at 600 College Road East CN 5308, Princeton, New Jersey 08540-5308, and our telephone number is (609) 750-8200.

                                  RISK FACTORS

     You should carefully consider the risks described below together with all of the other information included or incorporated by reference in this prospectus before making an investment decision. If any of the following risks occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. We have a history of operating losses and accumulated deficit and expect to incur losses in the future.

We have a history of operating losses since our inception. We had net income of $729,000 during the year ended December 31, 1999 which included certain non-operating gains. We had net losses of $13,152,000 during the year ended December 31, 1998 and $30,712,000 during the year ended December 31, 1997. We had an accumulated deficit of $301,283,000 as of December 31, 1999. In order to develop and commercialize our technologies, particularly our proteomics program and prostate specific membrane antigen, or PSMA, technology, and expand our oncology products, we expect to incur significant increases in our expenses over the next several years. As a result, we may continue to report operating losses for the near future and we may never be profitable or achieve significant revenues.

Our ability to achieve significant revenues or profitability will depend upon numerous factors, including:

-    successful product development;

- our ability to acquire, develop and commercialize complementary products and technologies; and

- our ability to achieve increased sales for our existing products and sales for any new products.

We are in the early stages of development and commercialization of our technology platforms and may never achieve the goals of our business plan.

Early last year, we completed our restructuring to focus on development of our prostate specific membrane antigen, or PSMA, and proteomics technologies and the marketing of our existing products. We may be unable to continue to successfully develop or commercialize these technologies. Our PSMA and proteomics technology are still in the early stages of development. We have only recently begun to incorporate our proteomics technology into commercialized products.

We began operations in 1980 and have been engaged primarily in research directed toward the development, commercialization and marketing of products to improve diagnosis and treatment of cancer and other disease. In December 1992, we introduced for commercial use our OncoScint imaging agent. In October 1996, we introduced for commercial use our ProstaScint imaging agent. In March 1997, we introduced for commercial use our Quadramet therapeutic product. These products have not yet achieved significant commercial success. In 1998, we began a restructuring of our company to focus on the development of our PSMA and proteomics technologies and marketing of these existing products.

Our business is therefore subject to the risks inherent in the development of an early stage business enterprise, such as the need:

- to obtain sufficient capital to support the expenses of developing our technology and commercializing our products;

-    to ensure that our products are safe and effective;

- to manufacture our products in sufficient quantities and at a reasonable cost;

-    to develop a sufficient market for our products; and

- to attract and retain qualified management, sales, technical and scientific staff.

The problems frequently encountered using new technologies and operating in a competitive environment also may affect our business. If we fail to properly address these risks and attain our business objectives, our business, results of operations and financial condition will suffer.

Our proteomics program is at an early stage of development.

We have developed and intend to continue to develop our proteomics program. This technology involves new approaches and remains commercially unproven. Our technology and development focus is primarily directed toward offering an infrastructure to companies for the development of drugs to treat a variety of complex human diseases. There is limited understanding generally relating to the role of proteins in diseases, and few products based on protein interaction discoveries have been developed and commercialized. Even if our proteomics program was successful in identifying and validating biological targets, there is no guarantee that our customers will be able to develop or commercialize products to improve human health.

In addition, the success of our proteomics technology will depend upon our ability to use software tools to generate data that relates protein signaling pathways to a variety of other bioinformatic information. Because of the complexity of this data, we may not be able to detect and remedy any design defects or software errors in our existing or future technologies, including databases.

Due to the specialized nature and price of our proteomics technology and services, there are a limited number of pharmaceutical and biotechnology companies that are potential customers. Additional reasons why there may not be a great demand for our proteomics technology and services include:

-    our potential customers may determine to conduct in-house research;

-    our competitors may offer similar services at competitive prices;

- we may not be able to service satisfactorily the needs of our potential or actual customers;

- others may publicly disclose or patent proprietary information contained in our IFP Database (including information related to protein signaling pathways or target candidates) or relating to prostate antigens or antibodies; and

- technological innovations may be discovered that are more advanced than those used by or available to us.

Our technology program for proteomics is still in the early stages of development. We may not be able to populate our IFP Database with information that is useful to potential customers in a timely manner. Even if we complete and develop successfully our proteomics technology, the technology may not be accepted by, or be useful to, our customers.

Our PSMA product development program is novel and, consequently, inherently risky.

We are subject to the risks of failure inherent in the development of product candidates based on new technologies, including our PSMA technology. These risks include the possibility that:

-    the technologies we use will not be effective;

- our product candidates will be unsafe or otherwise fail to receive the necessary regulatory approvals;

- our product candidates will be hard to manufacture on a large scale or will be uneconomical to market; and

- we will not successfully overcome technological challenges presented by our products.

Our  objectives  include  developing  our  PSMA  technology  into  novel  cancer
therapeutics,   including  a  cancer  vaccine.

To our knowledge, no cancer therapeutic vaccine has been approved for marketing. Our other research and development programs involve similarly novel approaches to human therapeutics. Consequently, there is no precedent for the successful commercialization of therapeutic products based on our PSMA technologies. We cannot assure you that any of our products will be successfully developed.

We are heavily dependent on market acceptance of ProstaScint and Quadramet for near-term revenues.

ProstaScint and Quadramet are expected to account for a significant percentage of our product-related revenues in the near future. For the year ended December 31, 1999, revenues from ProstaScint and Quadramet accounted for approximately 92% of our product related revenues.

Because these products contribute the majority of our product-related revenues, our business, financial condition and results of operations depend on their acceptance as safe, effective and cost-efficient alternatives to other available treatment and diagnostic protocols by the medical community, including:

-    health care providers, such as hospitals and physicians; and

-    third-party  payors,  including  Medicare,   Medicaid,   private  insurance
     carriers and health maintenance organizations.

Our customers, including technologists and physicians, must successfully complete our Partners in Excellence Program, or PIE Program, a proprietary training program designed to promote the correct acquisition and interpretation of ProstaScint images. This approach is, therefore, technique dependent and requires a learning commitment on the part of users. We cannot assure you that additional physicians will make this commitment or otherwise accept this product as part of their treatment practices.

Berlex Laboratories, Inc. markets Quadramet in the United States through an agreement that we entered into in October 1998. We cannot assure you that Berlex will be able to successfully market Quadramet or that this agreement will result in significant revenues for us. We recently obtained marketing rights to Quadramet in Canada, but have not yet implemented a selling program. We cannot assure you that Quadramet can be marketed effectively in Canada, or that it will contribute significantly to our revenues.

We cannot assure you that Quadramet will be approved for additional indications, due to uncertainty as to efficacy or safety for other purposes, to regulatory obstacles and to physician preferences for existing or competing practices.

Accordingly, we cannot assure you that ProstaScint or Quadramet will achieve market acceptance on a timely basis, or at all. If ProstaScint or Quadramet do not achieve broad market acceptance, we may not be able to generate sufficient product revenue to become profitable.

We may need to raise additional capital which may not be available.

We have incurred negative cash flows from operations since inception. We have expended, and will need to continue to expend, substantial funds to complete our planned product development efforts, including our proteomics and PSMA programs. While we believe that the proceeds from this offering will be sufficient to meet our development and commercialization needs for the foreseeable future, our future capital requirements and the adequacy of our available funds depend on many factors, including:

-    successful commercialization of our products;

-    acquisition of complementary products and technologies;

-    magnitude, scope and results of our product development efforts;

-    progress of preclinical studies and clinical trials;

-    progress of regulatory affairs activities;

- costs of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

-    competing technological and market developments; and

- expansion of strategic alliances for the sale, marketing and distribution of our products.

We may raise additional capital through public or private equity offerings, debt financings or additional collaborations and licensing arrangements. Additional financing may not be available to us when we need it, or, if available, we may not be able to obtain financing on terms favorable to us or our stockholders. If we raise additional capital by issuing equity securities, the issuance will result in ownership dilution to our stockholders. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish rights to certain of our technologies or product candidates or to grant licenses on unfavorable terms. If we relinquish rights or grant licenses on unfavorable terms, we may not be able to develop or market products in a manner that is profitable to us. If adequate funds are not available, we may not be able to conduct research activities, preclinical studies, clinical trials or other activities relating to the successful commercialization of our products.

Competition in our field is intense and likely to increase. We face, and will continue to face, intense competition from one or more of the following entities:

-    pharmaceutical companies;

-    biotechnology companies;

-    bioinformatics companies;

-    diagnostic companies;

-    academic and research institutions; and

-    government agencies.

All of our lines of business are subject to significant competition from organizations that are pursuing technologies and products that are the same as or similar to our technology and products. Many of the organizations competing with us have greater capital resources, research and development staffs and facilities and marketing capabilities.

We believe that our future success will depend in large part on our ability to maintain a competitive position in proteomics and in the development of oncology products. Before we recover development expenses for our products and technologies, the products or technologies may become obsolete as a result of technological developments by us or others. Our products could also be made obsolete by new technologies which are less expensive or more effective. We may not be able to make the enhancements to our technology necessary to compete successfully with newly emerging technologies.

We have experienced fluctuating results of operations.

Our results of operations have fluctuated on an annual and quarterly basis and may fluctuate significantly from period to period in the future, due to, among other factors:

-    variations in revenue from sales of and royalties from our products;

- timing of regulatory approvals and other regulatory announcements relating to our products;

-    variations in our marketing, manufacturing and distribution channels;

- timing of the acquisition and successful integration of complementary products and technologies;

- timing of new product announcements and introductions by us and our competitors; and

-    product obsolescence resulting from new product introductions.

Many of these factors, and others not listed above, are outside our control. Due to one or more of these factors, our results of operations may fall below the expectations of securities analysts and investors in one or more future quarters. If this happens, the market price of our common stock could decline.

We rely heavily on our collaborative partners.

Our success depends in significant part upon the success of our collaborative partners. We have entered into the following agreements for the sales, marketing, distribution and manufacture of our products, product candidates and technologies:

- sub-license and marketing agreement with Berlex Laboratories, Inc. relating to the Quadramet technology which we licensed from The Dow Chemical Company. Berlex is responsible for marketing, selling and arranging for the manufacture and distribution of Quadramet in the United States. This agreement expires on the later of October 28, 2018 or upon the expiration of the patents covering Quadramet;

- agreement for manufacture of Quadramet by The DuPont Pharmaceuticals Company (formerly the radiopharmaceuticals division of The DuPont Merck Company);

- marketing and platform development agreement with Informax, Inc. related to our proteomics program;

- a joint venture with Progenics Pharmaceuticals, Inc. for the development of PSMA for immunotherapy for prostate and other cancers; and

- letter of intent for a licensing agreement with Molecular Staging, Inc. for technology to be used in developing in vitro diagnostic tests using PSMA and PSA.

Because our collaborative partners are responsible for certain of our sales, marketing, manufacturing and distribution activities, these activities are outside our direct control. We cannot assure you that our partners will perform their obligations under these agreements with us. In the event that our collaborative partners do not successfully market and sell our products or breach their obligations under our agreements, our products may not be commercially successful, any success may be delayed and new product development could be inhibited.

Our business could be harmed if our collaborations expire or are terminated early.

We cannot assure you that we will be able to maintain our existing collaborative arrangements. If they expire or are terminated, we cannot assure you that they will be renewed or that new arrangements will be available on acceptable terms, if at all. In addition, we cannot assure you that any new arrangements or renewals of existing arrangements will be successful, that the parties to any new or renewed agreements will perform adequately or that any potential collaborators will not compete with us.

We cannot assure you that our existing or future collaborations will lead to the development of product candidates or technologies with commercial potential, that we will be able to obtain proprietary rights or licenses for proprietary rights for our product candidates or technologies developed in connection with these arrangements or that we will be able to ensure the confidentiality of proprietary rights and information developed in such arrangements or prevent the public disclosure thereof.

We have limited sales, marketing and distribution capabilities for our products.

We recently established a sales force and have limited internal sales, marketing and distribution capabilities for our products. We depend on Berlex for the sale, marketing and distribution of Quadramet in the United States. In locations outside the United States, we have not established a selling presence. If we are unable to establish and maintain significant sales, marketing and distribution efforts, either internally or through arrangements with third parties, our business may be harmed.

There are risks associated with the manufacture of our products.

If we are to be successful, our products will have to be manufactured either internally or through third-party manufacturers in compliance with regulatory requirements and at costs acceptable to us. We cannot assure you that we will be able to continue to manufacture, arrange for manufacture on reasonable terms or successfully outsource the manufacturing of our products. If we are unable to successfully manufacture or arrange for the manufacture of our products and product candidates, we would not be able to successfully commercialize our products and our business may be seriously harmed.

Our business may be adversely affected by the uncertainty associated with our third-party manufacturers' dependence on single source suppliers.

Quadramet is manufactured by DuPont pursuant to an agreement with both Berlex and Cytogen. Some components of Quadramet, particularly Samarium/153/ and EDTMP, are provided to DuPont by outside suppliers. Due to radioactive decay, Samarium/153/ must be produced on a weekly basis. DuPont obtains its requirements for Samarium/153/ from one supplier. Alternative sources for these components may not be readily available. On one occasion, DuPont was unable to manufacture Quadramet on a timely basis due to the failure of its supplier to provide Samarium/153/. If DuPont cannot obtain sufficient quantities of the components on commercially reasonable terms, or in a timely manner, it would be unable to manufacture Quadramet on a timely and cost- effective basis which could affect our ability to generate sufficient revenues to become profitable.

Compliance with manufacturing regulations is critical to our business.

We and our third-party manufacturers are required to adhere to US Food & Drug Administration regulations setting forth requirements for current Good Manufacturing Practices, or cGMP, and similar regulations in other countries, which include extensive testing, control and documentation requirements. Ongoing compliance with cGMP, labeling and other applicable regulatory requirements are monitored through periodic inspections and market surveillance by state and federal agencies, including the FDA, and by comparable agencies in other countries. Failure of our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of the government to grant premarket clearance or premarket approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions.

Failure of consumers to obtain adequate reimbursement from third-party payors could limit market acceptance and affect pricing of our products, which would materially adversely affect our business.

Our business, financial condition and results of operations will continue to be affected by the efforts of governments and other third-party payors to contain or reduce the costs of healthcare. There have been, and we expect that there will continue to be, a number of federal and state proposals to implement government control of pricing and profitability of therapeutic and diagnostic imaging agents such as our products. In addition, an emphasis on managed care increases possible pressure on pricing of these products. While we cannot predict whether these legislative or regulatory proposals will be adopted, or the effects these proposals or managed care efforts may have on our business, the announcement of these proposals and the adoption of these proposals or efforts could affect our stock price or our business. Further, to the extent these proposals or efforts have a material adverse effect on other companies that are our prospective corporate partners, our ability to establish strategic alliances may be adversely affected.

Sales of our products depend in part on reimbursement to the consumer from third-party payors, including Medicare, Medicaid and private health insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. We cannot assure you that our products will be considered cost-effective and that reimbursement to consumers will continue to be available, or will be sufficient to allow us to sell our products on a competitive basis. Approval of our products for reimbursement by a third- party payor may depend on a number of factors, including the payor's determination that our products are clinically useful and cost-effective, medically necessary and not experimental or investigational. Reimbursement is determined by each payor individually and in specific cases. The reimbursement process can be time consuming. If we cannot secure adequate third-party reimbursement for our products, there would be a material adverse effect on our business, financial condition and results of operations.

Our potential oncology products will be subject to the risks of failure inherent
in  the  development  of  diagnostic  or  therapeutic   products  based  on  new
technologies.

Product development involves a high degree of risk. We cannot assure you that the product candidates we develop, pursue or offer will prove to be safe and effective, will receive the necessary regulatory approvals, will not be precluded by proprietary rights of third parties or will ultimately achieve market acceptance. These product candidates will require substantial additional investment, laboratory development, clinical testing and regulatory approvals prior to their commercialization. We cannot assure you that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products. If we are unable to develop and commercialize products on a timely basis or at all, our business will be harmed.

Before we obtain regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through preclinical studies and clinical trials that the product is safe and efficacious for use in each target indication. The results from preclinical studies and early clinical trials may not be predictive of results that will be obtained in large-scale testing. We cannot assure you that our clinical trials will demonstrate the safety and efficacy of any products or will result in marketable products. A number of companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Clinical trials or marketing of any potential diagnostic or therapeutic products may expose us to liability claims for the use of these diagnostic or therapeutic products. We may not be able to obtain product liability insurance or, if obtained, sufficient coverage may not be available at a reasonable cost. In addition, as we develop diagnostic or therapeutic products internally, we will have to make significant investments in diagnostic or therapeutic product development, marketing, sales and regulatory compliance resources. We will also have to establish or contract for the manufacture of products, including supplies of drugs used in clinical trials, under the current Good Manufacturing Practices of the FDA. We also cannot assure you that product issues will not arise following successful clinical trials and FDA approval.

The rate of completion of clinical trials also depends on the rate of patient enrollment. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the study. Delays in planned patient enrollment may result in increased costs and delays, which could have a harmful effect on our ability to develop the products in our pipeline.

If we are unable to comply with applicable governmental regulations, we may not be able to continue our operations.

Any products tested, manufactured or distributed by us or on our behalf pursuant to FDA clearances or approvals are subject to pervasive and continuing regulation by numerous regulatory authorities, including primarily the FDA. We may be slow to adapt, or we may never adapt to changes in existing requirements or adoption of new requirements or policies. Our failure to comply with regulatory requirements could subject us to enforcement action, including product seizures, recalls, withdrawal of clearances or approvals, restrictions on or injunctions against marketing our products based on our technology, and civil and criminal penalties. We cannot assure you that we will not be required to incur significant costs to comply with laws and regulations in the future or that laws or regulations will not create an unsustainable burden on our business.

Numerous federal, state and local governmental authorities, principally the FDA, and similar regulatory agencies in other countries, regulate the preclinical testing, clinical trials, manufacture and promotion of any compounds or agents we or our collaborative partners develop, and the manufacturing and marketing of any resulting drugs. The drug development and regulatory approval process is lengthy, expensive, uncertain and subject to delays.

The regulatory risks we face also include the following:

- any compound or agent we or our collaborative partners develop must receive regulatory agency approval before it may be marketed as a drug in a particular country;

- the regulatory process, which includes preclinical testing and clinical trials of each compound or agent in order to establish its safety and efficacy, varies from country to country, can take many years and requires the expenditure of substantial resources;

- in all circumstances, approval of the use of previously unapproved radioisotopes in certain of our products requires approval of either the Nuclear Regulatory Commission or equivalent state regulatory agencies. A radioisotope is an unstable form of an element which undergoes radioactive decay, thereby emitting radiation which may be used, for example, to image or destroy harmful growths or tissue. We cannot assure you that such approvals will be obtained on a timely basis, or at all;

- data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory agency approval; and

- delays or rejections may be encountered based upon changes in regulatory agency policy during the period of drug development and/or the period of review of any application for regulatory agency approval. These delays could adversely affect the marketing of any products we or our collaborative partners develop, impose costly procedures upon our activities, diminish any competitive advantages we or collaborative partners may attain and adversely affect our ability to receive royalties.

We cannot assure you that, even after this time and expenditure, regulatory agency approvals will be obtained for any compound or agent developed by or in collaboration with us. Moreover, regulatory agency approval for a drug or agent may entail limitations on the indicated uses that could limit the potential market for any such drug. Furthermore, if and when such approval is obtained, the marketing, manufacture, labeling, storage and record keeping related to our products would remain subject to extensive regulatory requirements. Discovery of previously unknown problems with a drug, its manufacture or its manufacturer may result in restrictions on such drug, manufacture or manufacturer, including withdrawal of the drug from the market. Failure to comply with regulatory requirements could result in fines, suspension of regulatory approvals, operating restrictions and criminal prosecution.

The U.S. Food, Drug and Cosmetics Act requires that our products be manufactured in FDA registered facilities subject to inspection. The manufacturer must be in compliance with cGMP, which imposes certain procedural and documentation requirements upon us, and our manufacturing partners with respect to manufacturing and quality assurance activities. If we or our manufacturing partners do not comply with cGMP we may be subject to sanctions, including fines, injunctions, civil penalties, recalls or seizures of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for drugs, withdrawal of marketing approvals and criminal prosecution.

We depend on attracting and retaining key personnel.

We are highly dependent on the principal members of our management and scientific staff. The loss of their services might significantly delay or prevent the achievement of development or strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for personnel is intense, and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

We have an employee retention agreement with our President and Chief Executive Officer, H. Joseph Reiser, Ph.D., which provides for vesting of stock options for the purchase of shares of our common stock based on continued employment and on the achievement of performance objectives defined by the board of directors. We do not have similar retention agreements with our other key personnel. If we are unable to hire and retain personnel in key positions, our management and operations will suffer unless a qualified replacement can be found.

Our business exposes us to potential liability claims that may exceed our financial resources, including our insurance coverage, and may lead to the curtailment or termination of our operations.

Our business is subject to product liability risks inherent in the testing, manufacturing and marketing of our products. We cannot assure you that product liability claims will not be asserted against us, our collaborators or our licensees. While we currently maintain product liability insurance in amounts we believe are adequate, we cannot assure you that such coverage will be adequate to protect us against future product liability claims or that product liability insurance will be available to us in the future on commercially reasonable terms, if at all. Furthermore, we cannot assure you that we will be able to avoid significant product liability claims and adverse publicity. If liability claims against us exceed our financial resources we may have to curtail or terminate our operations.

Our business involves environmental risks that may result in liability for us.

We are subject to a variety of local, state and federal government regulations relating to storage, discharge, handling, emission, generation, manufacture and disposal of toxic, infectious or other hazardous substances used to manufacture our products. If we fail to comply with these regulations, we could be liable for damages, penalties or other forms of censure.

If our patent applications do not result in issued patents, then our competitors may obtain rights to commercialize our discoveries.

Our business and competitive positions are dependent upon our ability to protect our proprietary technology. Because of the substantial length of time and expense associated with development of new products, we, like the rest of the biopharmaceutical industry, place considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. We have filed patent applications for our technology for diagnostic and therapeutic products and the methods for their production and use.

The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including us, are generally uncertain and involve complex legal and factual questions. Our patent applications may not protect our technologies and products because of the following reasons:

- there is no guarantee that any of our pending patent applications will result in additional issued patents;

-    we may develop additional proprietary technologies that are not patentable;

- there is no guarantee that any patents issued to us, our collaborators or our licensors will provide a basis for a commercially viable product;

- there is no guarantee that any patents issued to us or our collaborators will provide us with any competitive advantage;

- there is no guarantee that any patents issued to us or our collaborators will not be challenged, circumvented or invalidated by third parties; and

- there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

In addition, patent law in the technology fields in which we operate is uncertain and still evolving, and we cannot assure you as to the degree of protection that will be afforded any patents we are issued or license from others. Furthermore, we cannot assure you that others will not independently develop similar or alternative technologies, duplicate any of our technologies, or, if patents are issued to us, design around the patented technologies developed by us. In addition, we could incur substantial costs in litigation if we are required to defend ourselves in patent suits by third parties or if we initiate such suits. We cannot assure you that, if challenged by others in litigation, the patents we have been issued, or which we have been assigned or have licensed from others will not be found invalid. We cannot assure you that our activities would not infringe patents owned by others. Defense and
prosecution  of  patent  matters  can  be  expensive  and  time-consuming   and,
regardless of whether the outcome is favorable to us, can result in the diversion of substantial financial, managerial and other resources. An adverse outcome could:

-    subject us to significant liability to third parties;

- require us to cease any related research and development activities and product sales; or

-    require us to obtain licenses from third parties.

We cannot assure you that any licenses required under any such third-party patents or proprietary rights would be made available on commercially reasonable terms, if at all. Moreover, the laws of certain countries may not protect our proprietary rights to the same extent as U.S. law.

The issuance of patents may not provide us with sufficient protection.

We depend on our patents and proprietary rights. The issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others. Our patents and the patents we license could be challenged by litigation and, if the outcome of such litigation was adverse, competitors could be free to use the subject matter covered by the patent, or we may license the technology to others in settlement of such litigation. Invalidation of our key patents or non-approval of pending patent applications could increase competition. In addition, any application or exploitation of our technology could infringe patents or proprietary rights of others and any licenses that we might need as a result of such infringement might not be available to us on commercially reasonable terms, if at all.

We cannot predict whether our or our competitors' pending patent applications will result in the issuance of valid patents. Litigation, which could result in substantial cost to us, may also be necessary to enforce our patent and proprietary rights and/or to determine the scope and validity of others' proprietary rights. We may participate in interference proceedings that may in the future be declared by the Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us. The outcome of any litigation or interference proceeding might not be favorable to us, and we might not be able to obtain licenses to technology that we require at a reasonable cost, if at all.

We are a defendant in litigation filed against us in the United States Federal Court for the District of New Jersey by M. David Goldenberg and Immunomedics, Inc. We were served with this lawsuit on March 17, 2000. The litigation claims that our ProstaScint product infringes a patent purportedly held by the plaintiffs. We believe that the purported patent sought to be enforced in the litigation has now expired. As a result, the claim, even if successful, would not result in a bar of the continued sale of ProstaScint or affect any other of our products or technology. However, given the uncertainty associated with litigation, we cannot give any assurance that the litigation could not result in a material expenditure to us.

The termination of one or more license agreements that are important in the manufacture of our current products and new product research and development activities would harm our business.

We are a party to license agreements under which we have rights to use technologies owned by other companies in the manufacture of our products and in our proprietary research, development and testing processes. We are the exclusive licensee of certain patents and patent applications held by the University of North Carolina at Chapel Hill covering part of the technology used in the proteomics program and of certain patents and patent applications held by the Memorial Sloan-Kettering Institute covering PSMA. We depend upon the enforceability of our license with The Dow Chemical Company with respect to Quadramet. If the licenses were terminated, we may not be able to find suitable alternatives to this technology on timely or reasonable terms, if at all. The loss of the right to use these technologies that we have licensed would significantly harm our business.

We cannot be certain that our security measures protect our unpatented proprietary technology.

We also rely upon trade secret protection for some of our confidential and proprietary information that is not subject matter for which patent protection is being sought. To help protect our rights, we require all employees, consultants, advisors and collaborators to enter into confidentiality agreements that require disclosure, and in most cases, assignment to us, of their ideas, developments, discoveries and inventions, and that prohibit the disclosure of confidential information to anyone outside Cytogen. We cannot assure you, however, that these agreements will provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to any acquisitions other than those described in this prospectus. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets. These factors could adversely affect our results of operations and financial condition, which could cause a decline in the market price of our common stock.

Our stock price has been and may continue to be volatile, and your investment in our stock could decline in value.

The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock has fluctuated over a wide range and may continue to fluctuate for various reasons, including, but not limited to, announcements concerning our competitors or us regarding:

-    results of clinical trials;

-    technological innovations or new commercial products;

- changes in governmental regulation or the status of our regulatory approvals or applications;

-    changes in earnings;

-    changes in health care policies and practices;

-    developments or disputes concerning proprietary rights;

-    litigation or public  concern as to safety of the our  potential  products;
     and

-    changes in general market conditions.

We have adopted various anti-takeover provisions which may affect the market price of our common stock.

Our Board of Directors has the authority, without further action by the holders of common stock, to issue from time to time, up to 5,400,000 shares of preferred stock in one or more classes or series, and to fix the rights and preferences of the preferred stock. Pursuant to these provisions, we have implemented a stockholder rights plan by which one preferred stock purchase right is attached to each share of common stock, as a means to deter coercive takeover tactics and to prevent an acquirer from gaining control of us without some mechanism to secure a fair price for all of our stockholders if an acquisition was completed. These rights will be exercisable if a person or group acquires beneficial ownership of 20% or more of our common stock and can be made exercisable by action of our board of directors if a person or group commences a tender offer which would result in such person or group beneficially owning 20% or more of our common stock. Each right will entitle the holder to buy one one-thousandth of a share of a new series of our junior participating preferred stock for $20. If any person or group becomes the beneficial owner of 20% or more of our common stock (with certain limited exceptions), then each right not owned by the 20% stockholder will entitle its holder to purchase, at the right's then current exercise price, common shares having a market value of twice the exercise price. In addition, if after any person has become a 20% stockholder, we are involved in a merger or other business combination transaction with another person, each right will entitle its holder (other than the 20% stockholder) to purchase, at the right's then current exercise price, common shares of the acquiring company having a value of twice the right's then current exercise price.

We are subject to provisions of Delaware corporate law which, subject to certain exceptions, will prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock for a period of three years following the date that the person came to own 15% or more of our common stock unless the business combination is approved in a prescribed manner.

These provisions of the stockholder rights plan, our certificate of incorporation, and of Delaware law may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders, of our common stock.

A large number of our shares are eligible for future sale which may adversely impact the market price of our common stock.

A large number of shares of common stock already outstanding, or issuable upon exercise of options and warrants, are eligible for resale, which may adversely affect the market price of the common stock. As of March 13, 2000, we had 72,649,096 shares of common stock outstanding. An additional 4,580,331 shares of common stock are issuable upon the exercise of outstanding stock options and warrants. Substantially all of such shares subject to outstanding options will, when issued upon exercise thereof, be available for immediate resale in the public market pursuant to currently effective registration statements under the Securities Act of 1933, as amended, or pursuant to Rule 701 promulgated thereunder.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements about our business and results of operations that are subject to risks and uncertainties that could cause our actual results to vary materially from those reflected in the forward-looking statements. Words such as "believes," "anticipates," "plans," "estimates," "future," "could," "may," "should," "expect," "envision," "potentially," variations of these words and similar expressions are intended to identify forward-looking statements. Factors that could cause or contribute to these differences include those discussed previously under the caption "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date hereof. We disclaim any intent or obligation to update these forward-looking statements.




                              SELLING STOCKHOLDERS

     The following table provides information known to Cytogen as of March 13, 2000, with respect to shares of common stock held and to be offered under this prospectus from time to time by the selling stockholders.


                        Shares Owned before the Offering

                                                             Shares       Shares Owned After
Name of Selling Stockholder        Number     Percent    Being Offered      The Offering(1)
---------------------------        ------     -------    -------------    ------------------
Berlex  Laboratories, Inc. (2)   1,000,000     1.38%       1,000,000               0
Jeffrey Swarz (3)                   43,197        *           43,197               0
Terry Vance (3)                     43,197        *           43,197               0
-----------

*    Less than 1%

(1)  Assumes all of the shares are sold by the selling stockholder.
(2) In October 1998, we entered into an exclusive agreement with Berlex Laboratories, Inc. for marketing, selling and arranging for the manufacture and distribution of our Quadramet(R) agent. Under that agreement, we are obligated to register these shares for resale with the Securities and Exchange Commission. Berlex Laboratories, Inc. has agreed not to sell its shares for 90 days following the effective date of the registration statement we filed on March 28, 2000 (Registration No. 333-33436). Our agreement with Berlex Laboratories, Inc. expires on the later of October 28, 2018 or upon the expiration of the patents covering Quadramet.
(3) Mr. Swarz and Mr. Vance provided consulting services to Cytogen during 1999 and received warrants as part of the compensation for their services. The shares for resale are shares acquired upon exercise of the warrants.

                              PLAN OF DISTRIBUTION

     The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, market prices at the time of sale, varying prices determined at the time of sale or negotiated prices. The selling stockholders may offer their shares in one or more of the following transactions:

          - on any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;
          -    in the  over-the-counter  market;
          -    in private transactions;
          -    through options;
          -    by  pledge  to  secure  debts  and  other  obligations;  or
          -    a combination of any of the above transactions.

     If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

     The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker-dealers or agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the sale of shares of common stock and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under the terms of this prospectus. The selling stockholders may transfer, will or gift such shares by other means not described in this prospectus.

     To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     We will pay all costs and expenses associated with the registration of the shares. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will be paid by the requesting stockholder(s). The selling stockholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of the shares by them.


                                USE OF PROCEEDS

     We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.


                                 LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Donald F. Crane, Jr., Esq.

                                    EXPERTS

     Our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we have filed at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. You can obtain copies of our SEC filings at prescribed rates from the SEC Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to you free of charge at the SEC's web site at http: //www.sec.gov.

     Shares of our  common  stock  are  traded on the  Nasdaq  National  Market.
Documents we have filed can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1993, as amended. This prospectus does not contain all of the information set forth in the registration statement as parts are omitted in accordance with the rules and regulations of the SEC. For further information about us and the shares of our common stock offered hereby, please refer to the registration statement and any amendments to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to incorporate by reference the information filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we have filed later with the SEC will automatically update and supersede previously filed information, including information contained in this prospectus.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000- 14879); and

          (2) The description of our common stock contained in the registration statement on Form 8-A, (Registration No. 000-14879), as amended.

     You may request a free copy of these documents by writing Cytogen Corporation Corporate Communications, 600 College Road East CN 5308, Princeton, New Jersey 08540-5308, or by calling us at (609) 750-8224.

You should rely only on the information            PROSPECTUS             , 2000
incorporated by reference or provided in
this prospectus or a prospectus supplement
or amendment.  We have not authorized
anyone to provide you with different
information.  We are not making an offer
of these  securities  in any state  where                  1,086,394 Shares
the offer is not  permitted.  Also,  this
prospectus  does not  offer to sell any
securities  other  than the  securities                        CYTOGEN
covered by this  prospectus.  You should
not assume that the information in this
prospectus  or a prospectus  supplement
or amendment is accurate as of any date
other than the date on the front of the                      Common Stock
document.




TABLE OF CONTENTS
-----------------

Cytogen Corporation .......................................................
Risk Factors ..............................................................
Forward-Looking Statements ................................................
Selling Stockholders ......................................................
Plan of Distribution ......................................................
Use of Proceeds ...........................................................
Legal Matters .............................................................
Experts ...................................................................
Where You Can Find More Information .......................................
Information Incorporated by Reference .....................................

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     We will bear the expenses in connection with the issuance and distribution of the securities being registered as set forth in the following table. All of the amounts shown are estimates except the SEC registration fee and the Nasdaq National Market listing fee.

     SEC  registration  fee.................................. $ 2,577
     Nasdaq National Market listing fee......................  10,864
     Legal fees and expenses.................................  10,000
     Accounting fees and expenses............................   3,000
     Printing expenses.......................................     200
     Miscellaneous expenses..................................     359
          Total.............................................. $27,000

Item 15.  Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; there indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty.
However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

     The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify officers and directors and, to the extent permitted by the Board of Directors, employees and agent of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any director, officer, employee or agent of the Company arising out of his capacity as such.

Item 16.  Exhibits.

     Exhibit No.         Description
     -----------         -----------
         5.1             Opinion of Donald F. Crane, Jr., Esq.
        23.1             Consent of Arthur Andersen LLP.
        23.2             Consent of Donald F. Crane, Jr., Esq.
                          (included in Exhibit 5.1)
        24.1             Powers of Attorney.


Item 17.  Undertakings.

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs A(l) (i) and A(l) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on this 10th day of April, 2000.

                                        CYTOGEN  CORPORATION



                                        By: /s/ H. Joseph Reiser
                                           ---------------------
                                           H. Joseph Reiser
                                           Chief Executive Officer and President



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                       Title                                Date
---------                                       -----                                ----
/s/ H. Joseph Rieser
----------------------        Chief Executive Officer and President(Principal   April 10, 2000
H. Joseph Reiser                 Executive Officer and Director)


/s/ Jane M. Maida
----------------------        VP Finance and Administration (Principal          April 10, 2000
Jane M. Maida                    Accounting Officer)


*
----------------------        Director                                          April 10, 2000
John E. Bagalay


*
----------------------        Director                                          April 10, 2000
Ronald J. Brenner


*
----------------------        Director                                          April 10, 2000
Stephen K. Carter


*
----------------------        Director and Chairman of the Board                April 10, 2000
James A. Grigsby


*
----------------------        Director                                          April 10, 2000
S. Leslie Misrock


*
----------------------        Director                                          April 10, 2000
Robert F. Hendrickson

  By: /s/ H. Joseph Reiser
      ---------------------
      H. Joseph Reiser
      (Attorney-in-Fact)

                                 Exhibit Index
                                 -------------

Exhibit No.         Description
-----------         -----------
 5.1                Opinion of Donald F. Crane, Jr., Esq.
23.1                Consent of Arthur Andersen LLP.
23.2                Consent of Donald F. Crane, Jr., Esq.
                     (included in Exhibit 5.1).
24.1                Powers of Attorney